3D SYSTEMS

Conference Call and Webcast

Second Quarter and Six Months 2012





www.3dsystems.com NYSE: DDD

Presenters

Stacey Witten	• Investor Relations Manager
Abe Reichental	• President & Chief Executive Officer
Damon Gregoire	• Senior Vice President & Chief Financial Officer
Andrew Johnson	• Vice President & General Counsel

Welcome Webcast Viewers

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Forward Looking Statements

This presentation contains forward-looking statements, as defined by federal and state securities laws. Forward-looking statements include statements concerning plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance or products, underlying assumptions, and other statements which are other than statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "hope," "expects," "intends," "plans," "anticipates," "contemplates," "believes," "estimates," "predicts," "projects," "potential," "continue," and other similar terminology or the negative of these terms. From time to time, we may publish or otherwise make available forward-looking statements of this nature. All such forward-looking statements, whether written or oral, and whether made by us or on our behalf, are expressly qualified by the cautionary statements described on this message including those set forth below. In addition, we undertake no obligation to update or revise any forward-looking statements to reflect events, circumstances, or new information after the date of the information or to reflect the occurrence or likelihood of unanticipated events, and we disclaim any such obligation.

Forward-looking statements are only predictions that relate to future events or our future performance and are subject to known and unknown risks, uncertainties, assumptions, and other factors, many of which are beyond our control, that may cause actual results, outcomes, levels of activity, performance, developments, or achievements to be materially different from any future results, outcomes, levels of activity, performance, developments, or achievements expressed, anticipated, or implied by these forward-looking statements. As a result, we cannot guarantee future results, outcomes, levels of activity, performance, developments, or achievements, and there can be no assurance that our expectations, intentions, anticipations, beliefs, or projections will result or be achieved or accomplished. These forward-looking statements are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. 3D System's actual results could differ materially from those stated or implied in forward-looking statements. Past performance is not necessarily indicative of future results. We do not intend to update these forward looking statements even though our situation may change in the future. Further, we encourage you to review the risks that we face and other information about us in our filings with the SEC, including our Annual Report on Form 10-K which was filed on February 23, 2012. These are available at www.SEC.gov.

Operating Results

Abe Reichental, President & CEO





Second Quarter 2012 Highlights

- Revenue increased 52% over Q2 2011 on 112% printer unit growth and 20% organic growth across all categories
- Backlog grew by 28% sequentially to $12.3 million at the end of the quarter on continued strong demand
- Gross profit up 71% on higher revenue and 570 basis points GPM expansion to 51.4% over Q2 2011, driven by significant on-demand parts and printers GPM improvement
- Completed and integrated four acquisitions in support of our growth initiatives
- Cube® home 3D printer commenced commercial shipment late May with orders topping the upper range of our expectations

Record Second Quarter Revenue

$ in millions



Second Quarter
Printers & Other Products
2011
$ 16.2
2012
$ 26.1
61%
Print Materials
2011
$ 16.4
2012
$ 26.2
60%
Services
2011
$ 22.5
2012
$ 31.3
39%
Healthcare
2011
$ 6.5
2012
$ 12.2
87%

52% total revenue growth

20% organic revenue growth

First Six Months Revenue

$ in millions



Six Months
Printers & Other Products
2011
$ 29.7
2012
$ 50.8
71%
Print Materials
2011
$ 32.0
2012
$ 50.9
59%
Services
2011
$ 41.3
2012
$ 59.9
45%
Healthcare
2011
$ 12.7
2012
$ 24.2
90%

57% total revenue growth

23% organic revenue growth

New Products Fuel Organic Growth & Earnings

Commercialized 9 new products during Six Months 2012


New Products Revenue
$ in millions
$60.0
$50.0
$40.0
$30.0
$20.0
$10.0
$0.0
$19.4
$ 32.9
$ 52.5
2010
2011
2012

Six Months '12 Gross Profit by Category


Printers & Other Products 25%
Services 33%
Print Materials 42%

Six Months 2012 Revenue Elements Comparison to 2011

New products revenue up 60%	Integrated materials revenue up 91%	Integrated materials amounted to 62% of total materials revenue

3DSYSTEMS

Financial Review

Damon Gregoire, Senior Vice President and CFO





www.3dsystems.com NYSE: DDD

Second Quarter Operating Results

$ in millions, except earnings per share

Second Quarter – Non-GAAP			
Drivers	**2011**	**2012**	**% Change Favorable/(Unfavorable)**
Revenue	$ 55.1	$ 83.6	51.7%
Gross Profit	$ 25.3	$ 43.0	70.5%
% of Revenue	*45.9%*	*51.5%*	
Operating Expenses	$ 14.7	$ 24.3	(65.0%)
% of Revenue	*26.7%*	*29.1%*	
Net Income	$ 9.7	$ 13.9	43.5%
% of Revenue	*17.6%*	*16.7%*	
Depreciation & Amortization	$ 1.5	$ 2.5	(65.3%)
% of Revenue	*2.7%*	*2.9%*	
Diluted Earnings Per Share	$0.19	$ 0.27	42.1%

Six Months Quarter Operating Results

$ in millions, except earnings per share

Six Months – Non-GAAP			
Drivers	**2011**	**2012**	**% Change Favorable/(Unfavorable)**
Revenue	$ 103.0	$ 161.5	56.8%
Gross Profit	$ 48.5	$ 81.9	68.7%
% of Revenue	*47.1%*	*50.7%*	
Operating Expenses	$ 29.2	$ 47.1	(61.1%)
% of Revenue	*28.4%*	*29.2%*	
Net Income	$ 17.9	$ 27.1	51.8%
% of Revenue	*17.3%*	*16.8%*	
Depreciation & Amortization	$ 3.0	$ 4.8	(58.4%)
% of Revenue	*3.0%*	*3.0%*	
Diluted Earnings Per Share	$ 0.36	$ 0.52	44.4%

Non-GAAP Reconciliation

(in millions, except per share amounts)	Quarter Ended June 30, 2011	Quarter Ended June 30, 2012	Six Months Ended June 30, 2011	Six Months Ended June 30, 2012
GAAP Net Income	$ 13.4	$ 8.3	$ 20.2	$ 14.5
Adjustments (tax effected):				
Stock-based compensation	$ 0.8	$ 1.2	$ 1.2	$ 2.3
Amortization of intangibles (a)	$ 1.1	$ 2.8	$ 2.0	$ 5.8
Acquisition and severance expense	$ 0.6	$ 0.6	$ 0.7	$ 2.7
Non-cash interest expenses	-	$ 0.9	-	$ 1.8
Release of valuation allowance on deferred tax assets	($ 6.2)	-	(6.2)	-
Non-GAAP adjusted net income	$ 9.7	$ 13.9	$ 17.9	$ 27.1
Non-GAAP adjusted income per share – basic	$ 0.19	$ 0.27	$ 0.36	$ 0.53
Non-GAAP adjusted income per share – diluted	$ 0.19	$ 0.27	$ 0.36	$ 0.52

(a) Represents amortization expense for the quarters ended June 30, 2011 and 2012 of which $0.1 million each quarter, is included in cost of sales and the remaining $1.0 million and $2.8 million, respectively, is included in operating expenses. Represents amortization expense for the six months ended June 30, 2011 and 2012 of which $0.1 million each quarter, is included in cost of sales and the remaining $1.8 million and $5.7 million, respectively, is included in operating expenses.

-Columns may not foot due to rounding

Revenue by Category & Geography



$ in millions
Second Quarter
Six Months
$ 55.1
$ 83.6
41%
30%
29%
38%
31%
31%
Services
Materials
Printers
$ 103.0
$ 161.5
40%
31%
29%
37%
32%
31%
2011
2012
14%
34%
52%
15%
29%
56%
Asia-Pacific
Europe
North
14%
36%
50%
15%
28%
57%

Q2 and six months 2012 recurring revenue accounted for 69% of total revenue

3DSYSTEMS™

Gross Profit and Margin

$ in millions

Second Quarter						
	2011		2012		Yr-Yr%	
Category	$ Millions	Gross Profit Margin	$ Millions	Gross Profit Margin	$	Margin
Printers	$ 6.0	36.9%	$ 11.2	43.1%	87.9%	16.8%
Print materials	$ 10.7	64.9%	$ 17.2	65.6%	61.3%	1.1%
Services	$ 8.6	38.0%	$ 14.5	46.4%	69.8%	22.1%
Total	$ 25.2	45.7%	$ 43.0	51.4%	70.5%	12.5%

Six Months						
	2011		2012		Yr-Yr%	
Category	$ Millions	Gross Profit Margin	$ Millions	Gross Profit Margin	$	Margin
Printers	$ 11.5	38.6%	$ 20.8	41.0%	81.4%	6.2%
Print materials	$ 20.6	64.2%	$ 34.0	66.8%	65.2%	4.0%
Services	$ 16.4	39.7%	$ 27.0	45.2%	65.2%	13.9%
Total	$ 48.4	47.0%	$ 81.8	50.7%	69.1%	7.9%

-Columns may not foot due to rounding

Operating Expenses

$ in millions

Second Quarter			
Category	**2011**	**2012**	**% Change Favorable/(Unfavorable)**
Selling, general & administrative	$ 14.2	$ 24.0	(69.8%)
Research and development	$ 3.0	$ 4.9	(61.7%)
Total Operating Expenses	$ 17.2	$ 29.0	(68.4%)
% of Revenue	*31.2%*	*34.6%*	-

Six Months			
Category	**2011**	**2012**	**% Change Favorable/(Unfavorable)**
Selling, general & administrative	$ 27.1	$ 48.0	(77.0%)
Research and development	$ 5.9	$ 9.9	(68.0%)
Total Operating Expenses	$ 33.0	$ 57.9	(75.4%)
% of Revenue	*32.0%*	*35.8%*	-

-Columns may not foot due to rounding

Working Capital

($ in millions)	December 2011	June 2012	% Change Favorable/(Unfavorable)
Cash	$ 179.1	$ 158.5	(11.5%)
Inventory	$ 25.3	$ 40.0	(58.2%)
Accounts Receivable	$ 51.2	$ 63.9	24.8%
Accounts Payable	$ 25.9	$ 34.2	(32.1%)
Working Capital	$ 202.4	$ 199.5	(1.4%)

- Cash on hand at June 30, 2012 included $21.4 million generated from operations
- Cash decreased $20.6 million from the end of 2011, primarily reflecting:
  - The $141.3 million paid to close the acquisitions and complete the financing transaction, paid from the convertible notes proceeds included in the December 2011 cash balance, partially offset by $106.9 net proceeds from the common stock offering in the second quarter
- Inventory increased $14.7 million primarily from ZCorp and Vidar acquisitions, new product launch timing and higher backlog
- Working capital decreased $2.9 million compared to the end of 2011, primarily due to use of cash to complete the acquisitions and the increase in accounts payable, partially offset by the proceeds from the common stock offering and increase in inventory and accounts receivable

Affirming 2012 Guidance

We expect revenue for full year 2012 to be in the range of $330 million to $360 million

We expect non-GAAP earnings per share for 2012 to be in the range of $1.00 to $1.25

3DSYSTEMS™

Outlook and Progress

Abe Reichental, President and CEO





www.3dsystems.com NYSE: DDD

Recent Developments

New Products	We launched Cube® 3D printer, Cubify.com & Cubify® Invent™	We launched ProJet 3500, Projet™ 7000 & ZPrinter® 850
Healthcare	We acquired Bespoke Innovations	We acquired Paramount Industries
Consumer	We acquired My Robot Nation and Viztu, technology platforms for Cubify® app creation	We acquired Fresh Fiber, 3D printed consumer electronic accessories
Corporate Development	We completed a common stock offering with net proceeds of $106.9 million for acquisitions and general corporate purposes	

Outlook

- We entered the third quarter with positive sales momentum reflecting continued strong demand and record $12.3 million backlog
- We expect continued strong organic and acquisition growth along with gross profit margin expansion
- We believe that the addressable marketplaces for our professional and consumer products and services are underdeveloped and underpenetrated
- We expect continued portfolio diversification, expanded channels and focused growth initiatives to deliver continued success
- We believe that we are extremely well positioned to monetize the expanding rapid manufacturing and emerging maker and consumer opportunities

Thank You



www.3dsystems.com NYSE: DDD

Q&A Session

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- Conference ID: 52293909